                                  EXHIBIT 21.1

    Company                                           State of Organization
    -----------------------------------------------------------------------

    Enterprise Financial Services Corp                         Delaware
    Enterprise Bank                                            Missouri
    Charford, Inc.                                             Missouri
    Enterprise Premium Finance Corp.                           Missouri
    Enterprise Merchant Banc, Inc.                             Missouri
    EBH Capital Trust I                                        Delaware
    EFSC Capital Trust I                                       Delaware
    Commercial Guaranty Bancshares, Inc.                       Kansas
    Enterprise Capital Corporation                             Kansas
    Enterprise Real Estate Mortgage Company, LLC               Missouri
    Enterprise IHC, LLC                                        Missouri

                                      122